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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of:

    (i) our report dated October 1, 1996, included in the Registration Statement on Form 10, as amended (Registration No. 1-12385); and

    (ii) our report dated June 7, 1996, included in Newport News Shipbuilding Savings (401(k)) Plan for Union Eligible Employees on Form 11-K for the fiscal year ended December 31, 1995 (File No. 1-9864).

  We also consent to all references to our Firm included in this Registration Statement.

                                          Arthur Andersen LLP

Washington, D.C.
December 6, 1996